Exhibit 5.1

2049 Century Park East 37th Floor Los Angeles, CA 90067 United States +1 310 552 4200 www.kirkland.com	Facsimile: +1 310 552 5900

July 14, 2021

Blue Owl Capital Inc.

399 Park Avenue

38th Floor

New York, NY 10022

Re:	Registration Statement on Form S-1

Ladies and Gentlemen:

We are issuing this opinion letter in our capacity as special legal counsel to Blue Owl Capital Inc., a Delaware corporation (the “Company”). This opinion letter is being delivered in connection with the preparation of the Registration Statement on Form S-1 (File No. 333-257190) (such Registration Statement, as it may be subsequently amended or supplemented, is hereinafter referred to as the “Registration Statement”) originally filed with the Securities and Exchange Commission (the “Commission”) on June 17, 2021 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Registration Statement.

The Registration Statement relates to the resale or distribution from time to time by the selling stockholders named in the prospectus contained in the Registration Statement and any supplement thereto or their permitted transferees of up to an aggregate of 1,320,591,340 shares of Class A stock, par value $0.0001 per share (collectively, the “Securities”), which consists of: (i) 150,000,000 shares of Class A common stock issued pursuant to the subscription agreements dated as of December 23, 2020 (the “PIPE Shares”); (ii) 159,964,103 shares of Class A common stock issued to the Owl Rock Equityholders, Dyal Equityholder, Altimar Sponsor and the former directors of Altimar (the “Non-Electing Shares”), (iii) 617,093,768 shares of Class A common stock issuable upon the exchange of Blue Owl Operating Group Units and the cancellation of an equal number of shares of Class C common stock issued to former Electing Owl Rock Equityholders and Electing Dyal Equityholders, (iv) 294,656,373 shares of Class A common stock issuable upon the sale of shares of Class B common stock issuable to the Owl Rock Principals and Dyal Principals upon the exchange of Blue Owl Operating Group Units and the cancellation of an equal number of shares of Class D common stock, (v) 14,954,302 shares of Class A common stock issuable in respect of the Seller Earnout Shares contingent upon the satisfaction of certain vesting conditions, (vi) 59,447,040 shares of Class A common stock

Blue Owl Capital Inc.

July 14, 2021

issuable to certain Owl Rock Equityholders and Dyal Equityholders upon the exchange of Blue Owl Operating Group Units and the cancellation of an equal number of shares of Class C common stock, which are issuable in respect of the Seller Earnout Units contingent upon the satisfaction of certain vesting conditions, and (vii) 24,475,754 shares of Class A common stock issuable upon the sale of shares of Class B common stock issuable to the former Owl Rock Principals and Dyal Principals upon the exchange of Blue Owl Operating Group Units and the cancellation of an equal number of Class D common stock which are issuable in respect of the Seller Earnout Units contingent upon the satisfaction of certain vesting conditions.

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the Certificate of Incorporation (the “Charter”) of the Company in the form filed as Exhibit 3.2 to the Registration Statement, (ii) the Amended and Restated By-laws of the Company (the “Bylaws”) filed as Exhibit 3.3 to the Registration Statement, (iii) the Business Combination Agreement, dated as of December 23, 2020 (as the same has been or may be amended, modified, supplemented or waived from time to time, the “Business Combination Agreement”), in the form set forth in Annex C of the Altimar Acquisition Corporation Proxy Statement/Prospectus on Form S-4 (File No. 333-251866) filed with the Commission on April 22, 2021; (iv) the Exchange Agreement, dated as of May 19 (the “Exchange Agreement”), filed as Exhibit 10.7 to the Registration Statement, (v) the resolutions of the Company with respect to the Business Combination and the registration of the Securities and (vi) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company and others as to factual matters.

Based upon the foregoing and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The PIPE Shares and the Non-Electing Shares have been duly authorized and are validly issued, fully paid and non-assessable.

Blue Owl Capital Inc.

July 14, 2021

2.

The Securities (other than the PIPE Shares and the Non-Electing Shares) have been duly authorized and, when issued by the Company in accordance with the Business Combination Agreement, the Charter and the Exchange Agreement, will be validly issued, fully paid and non-assessable.

Our opinion expressed above is subject to the qualification that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware constitution and reported judicial decisions interpreting the foregoing).

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the issuance and sale of the Securities.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. This opinion speaks only as of the date that the Registration Statement becomes effective under the Act, and we assume no obligation to revise or supplement this opinion after the date of effectiveness should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise after the date hereof.

Sincerely,

/s/ Kirkland & Ellis LLP